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                                                               Exhibit 99.(j)(1)

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 9 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated February 20, 2002, relating to the financial statements and financial highlights appearing in the December 31, 2001 Annual Reports to Shareholders of the Total Return Portfolio, Short-Term Portfolio, StocksPLUS Growth and Income Portfolio, Money Market Portfolio, Total Return Portfolio II, Foreign Bond Portfolio, Long-Term U.S. Government Portfolio, Low Duration Portfolio, High Yield Portfolio, and Real Return Portfolio (each a Portfolio of PIMCO Variable Insurance Trust) which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and Independent Accountants" in the Prospectus and under the headings "Independent Accountants" and "Financial Statements" in the Statement of Additional Information.


/s/ PricewaterhouseCoopers LLP

April 29, 2002